Exhibit (b)(A)
PROMISSORY NOTE

$3,920,000.00	As of May 19, 2011
     FOR VALUE RECEIVED, the undersigned, DONGJIE YANG (the “Borrower”), hereby promises unconditionally to pay to the order of RITSUKO HATTORI-ROCHE (the “Lender”), the principal sum of THREE MILLION NINE HUNDRED TWENTY THOUSAND AND 00/100 DOLLARS ($3,920,000.00), together with interest on the unpaid balance of this Note as set forth below, before or after maturity or judgment, and all costs, expenses, and reasonable attorneys’ fees incurred in the collection of this Note.
     1. Interest. The principal outstanding under this Note shall bear an interest rate of five percent (5%) per annum. Interest shall be computed on the basis of a three hundred sixty-five (365) day year and actual days elapsed. Notwithstanding any provisions of this Note to the contrary, the rate of interest to be paid by the Borrower to the Lender hereunder shall not exceed the maximum rate of interest permitted to be charged by the Lender under applicable laws. Any amounts paid by the Borrower to the Lender in excess of such maximum rate shall be deemed to be partial prepayments of principal hereunder.
     2. Prepayment. The unpaid principal balance of this Note, along with all accrued interest thereon, may be prepaid in whole or in part, at any time prior to the Maturity Date (as defined below in Section 3), without premium or penalty.
     3. Payment. The entire principal amount, together with any and all interest accrued thereon and any and all other fees, expenses, and other amounts outstanding under this Note, shall be due and payable in full, and the Borrower shall pay all such sums, on May 19, 2016 (the “Maturity Date”). Such payment shall be due and payable without any notice or presentment for payment by the Lender.
     4. Method of Payment. Any payment hereunder shall be made by the Borrower to the Lender in person or by mail at such address as the Lender may designate, in immediately available funds in lawful coin or currency of the United States of America that as of the time of payment is legal tender of public and private debts.
     5. Allocation of Payments. All payments hereunder shall be applied first to the payment of all fees, expenses, and other amounts due to the Lender (excluding principal and interest), then to accrued interest, and then to the balance on account of outstanding principal; provided, however, that after the occurrence of an Event of Default (as defined below in Section 6), payments shall be applied to the obligations of the Borrower to the Lender as the Lender determines in the Lender’s sole and absolute discretion.

     6. Event of Default. The entire unpaid amount hereunder shall become immediately due and payable without demand or notice at the option of the Lender if (1) any court of competent jurisdiction shall enter a decree or order not vacated or stayed within sixty (60) days from the date of entry (a) appointing a trustee or receiver of the Borrower or (b) approving a petition for the adjudication of the Borrower as bankrupt or insolvent, (2) the Borrower shall file any such petition or take or consent to any other action seeking any such judicial order or shall make an assignment for the benefit of the Borrower’s creditors or shall admit in writing the Borrower’s inability to pay the Borrower’s debts generally as they become due, (3) the Borrower shall fail to observe, perform, or comply with any condition or covenant in this Note or any other document securing or relating to this Note, (4) the Borrower shall fail to pay any other amounts owed to the Lender when due, or fail to substantially comply with any other obligation, condition, or covenant owed to the Lender, or (5) the Borrower dies (each of (1) through (5) above, an “Event of Default”). Any delay or failure by the Lender to enforce any of these provisions shall not waive or change any of the Lender’s rights in enforcing the same.
     7. Binding Effect. This Note shall be binding upon the Borrower and the Borrower’s heirs, successors, and assigns, and shall inure to the benefit of the Lender and the Lender’s heirs, successors, and assigns.
     8. Jury Trial Waiver. THE BORROWER HEREBY (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (b) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE LENDER AND THE BORROWER MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS NOTE AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO THE DEBTOR-CREDITOR RELATIONSHIP BETWEEN THE PARTIES. IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE.
     9. Choice of Law; Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of laws principles. The Borrower hereby consents to service of process, and to be sued, in the State of New York and consents to the jurisdiction of its federal and state courts, for the purpose of any suit or other proceeding arising hereunder, and expressly waives any and all objections the Borrower may have to venue in any such courts.

     10. Notice. Except as otherwise expressly provided herein, the Borrower, to the fullest extent permitted by law, hereby expressly waives diligence, presentment, protest, or notice (whether of nonpayment, dishonor, protest, default, or otherwise).
     11. No Waiver. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
          (a) Security. This Note is secured, subject to the terms and conditions of that certain Share Charge, dated as of May 30, 2011, by and between the Borrower and the Lender, charging all of the Borrower’s ownership interest in Bireme Limited, a Cayman Islands company.

BORROWER:
/s/ Dongjie Yang
DONGJIE YANG